UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 2, 2013

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue South, Suite 120

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On December 2, 2013, we entered into a Securities Purchase Agreement with Michael Staenberg, Trustee of the MHS Trust dated January 13, 1986 (the “Investor”), pursuant to which we agreed to sell 2,000 shares of Redeemable Preferred Stock, par value $0.01 per share, and a warrant to purchase up to 350,000 shares of common stock, for an aggregate purchase price of $2.0 million.  The Investor is controlled by Michael H. Staenberg, one of our directors.

The Redeemable Preferred Stock, which has a stated value of $1,000 per share, is non-voting and non-convertible.

The holder of the Redeemable Preferred Stock will be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of 11% per year, before any dividend or distribution in cash or other property on our common stock, or any other class or series of our stock may be declared or paid or set apart for payment.  Dividends will be payable on March 31, June 30, September 30 and December 31 of each year until the Redeemable Preferred Stock is redeemed in full or is otherwise no longer outstanding.  If we are unable to pay a dividend on a dividend payment date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by our Board of Directors. Accrued dividends will bear interest at the rate of 11% per year. We may not declare a cash dividend on any other class or series of stock ranking junior to the Redeemable Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on the Redeemable Preferred Stock accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.  Notwithstanding the foregoing, we may not pay any cash dividends unless the following conditions are satisfied, in each case, both before and after giving effect to the payment of such cash dividend:  (1) no default or event of default shall have occurred and be continuing under our Amended and Restated Credit Agreement with Fifth Third Bank, dated May 31, 2013, as amended (the “Credit Agreement”), and (2) we shall be in pro forma compliance with the covenants set forth in the Credit Agreement.

In the event of an involuntary or voluntary liquidation or dissolution of our company, the holder of the Redeemable Preferred Stock will be entitled to receive out of our assets an amount per share equal to the stated value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon. In the event of either an involuntary or a voluntary liquidation or dissolution of our company, payment shall be made to the holder of the Redeemable Preferred Stock before any payment shall be made or any assets distributed to the holders of Series A Convertible Preferred Stock, common stock, or any other class of shares of our company with respect to payment upon dissolution or liquidation.

We must redeem the Redeemable Preferred Stock for cash, out of any source of funds legally available therefor, at a redemption price equal to 100% of the stated value per share being redeemed, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon (1) at September 1, 2018, provided no default or event of default under the Credit Agreement exists or would result therefrom, (2) if we exceed a senior loan maximum of $37 million, or (3) if refinancing extends the maturity date of our senior loans beyond May 31, 2018. Failure to redeem in the event of clause (2) or (3) would increase the dividend rate to 18% per year.  The Redeemable Preferred Stock also is redeemable at our option and upon a change in control of our company.

The warrant for the purchase of 350,000 shares of common stock expires on October 31, 2018, has an exercise price of $1.50 per share, and vests 50% on issuance and 16.67% annually thereafter.

The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement, including the Certificate of Designation of Rights and Preferences of Redeemable Preferred Stock and the Warrant to Purchase Common Stock, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

On December 4, 2013, we entered into a Waiver and First Amendment to our Credit Agreement (the “Amendment”).  Prior to the Amendment, the Credit Agreement provided for a term loan in the amount of $16.0 million, a CapEx line of up to $10 million, a $100,000 line of credit to issue standby letters of credit, and a delayed draw term loan (“DDTL”) in the amount of $4.0 million to acquire the improvements and assume the related ground leases for six of our existing restaurant properties from entities related to or managed by Dunham Capital Management L.L.C.

Pursuant to the Amendment, the CapEx line was temporarily increased by $3.0 million to $13.0 million for the period from December 4, 2013 until December 31, 2014, and the DDTL commitment termination date was extended.  In addition, the Credit Agreement would have required us to pay down our term loan by 25% of the net proceeds received from the issuance of Redeemable Preferred Stock described elsewhere in this Current Report on Form 8-K, and the bank waived such requirement as to that specific transaction.  Under the Amendment, we agreed to prepay the CapEx loans by the amount, if any, necessary to reduce the sum of the aggregate principal amount of such loans outstanding on December 31, 2013 to be equal to or less than $2.5 million; provided, however, that any loans prepaid pursuant to such requirement may be re-borrowed. In addition, we revised the fixed charge coverage ratios pursuant to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Waiver and First Amendment to Amended and Restated Credit Agreement by and between the Registrant and Fifth Third Bank, dated December 4, 2013, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K regarding our Credit Agreement Amendment is incorporated by reference in response to this Item 2.03.

ITEM 3.02                                  UNREGISTERED SALES OF EQUITY SECURITIES.

On December 4, 2013, under the Securities Purchase Agreement described pursuant to Item 1.01 above, we issued 2,000 shares of Redeemable Preferred Stock and a warrant to purchase 350,000 shares of common stock to the Investor. We obtained gross proceeds of $2.0 million in cash at the closing. The net proceeds of the financing will be used to construct new restaurants.  As noted in response to Item 1.01 above, the Redeemable Preferred Stock is non-convertible and the warrant, which expires on October 31, 2018 and has an exercise price of $1.50 per share, vests 50% on issuance and 16.67% annually thereafter.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipient of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC. No discount or commission was paid in connection with the issuance of these securities.

ITEM 3.03                                  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On December 2, 2013, we filed a Certificate of Designation of Rights and Preferences of Redeemable Preferred Stock with the Minnesota Secretary of State establishing our Redeemable Preferred Stock.  The priority of the Redeemable Preferred Stock as to dividends and upon liquidation is described in response to Item 1.01 above.  Such description is qualified in its entirety by reference to the Certificate of Designation of Rights and Preferences of Redeemable Preferred Stock, which is attached as Exhibit 4 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.03                                  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information presented above in response to Item 3.03 is incorporated by reference in response to Item 5.03

ITEM 8.01                                  OTHER EVENTS.

In connection with our previously announced intention to deregister our common stock under the Exchange Act, we are in the process of terminating all of our outstanding registration statements under the Securities Act.  Thereafter, we plan to file a Form 15 with the SEC to deregister our common stock, and suspend our reporting obligations, under the Exchange Act.  We do, however, intend to file an Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

Although our common stock will cease to be eligible for quotation on the OTCQB, we expect that our common stock will be quoted on the OTC Pink — Current Tier. However, there can be no assurance that trading in our common stock will continue on any particular quotation medium. Upon deregistration, we plan to continue to provide our shareholders with periodic financial and operational information through the OTC Markets Group website, www.OTCmarkets.com.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: December 5, 2013	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4	Certificate of Designation of Rights and Preferences of Redeemable Preferred Stock.

10.1

Securities Purchase Agreement by and between the Registrant and Michael Staenberg, Trustee of the MHS Trust dated January 13, 1986, dated December 2, 2013 (including Certificate of Designation of Rights and Preferences of Redeemable Preferred Stock and Warrant to Purchase Common Stock).

10.2	Waiver and First Amendment to Amended and Restated Credit Agreement by and between the Registrant and Fifth Third Bank, dated December 4, 2013.